August 9, 2022 Cerence Q3 FY22 Earnings Stefan Ortmanns, CEO Tom Beaudoin, EVP, CFO Rich Yerganian, SVP of IR Exhibit 99.2

Forward-Looking Statements Statements in this release regarding Cerence’s future performance, results and financial condition, expected growth, opportunities, business and market trends, our strategy regarding fixed contracts and its impact on financial results, demand for Cerence products, and innovation and new product offerings, and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “intends” or “estimates” or similar expressions) should also be considered to be forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risk, uncertainties and other factors, which may cause actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements including but not limited to: impacts of the COVID-19 pandemic on our and our customers’ businesses; the highly competitive and rapidly changing market in which we operate; adverse conditions in the automotive industry, the related supply chain, or the global economy more generally; the impact of the war in Ukraine on our and our customers’ businesses; our ability to control and successfully manage our expenses and cash position; our strategy to increase cloud offerings; escalating pricing pressures from our customers; the impact on our business of the transition to a lower level of fixed contracts, including the failure to achieve such a transition; our failure to win, renew or implement service contracts; the loss of business from any of our largest customers; effects of customer defaults; our inability to successfully introduce new products, applications and services; the inability to recruit and retain qualified personnel; disruptions arising from transitions in management personnel; cybersecurity and data privacy incidents; fluctuating currency rates; and the other factors discussed in our most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Key Accomplishments in Q3FY22 43 SOPs Strong quarter of SOPs with 43 (Start of Production) Successful launch of new cloud services platform Key program win back formerly awarded to consumer tech First Cerence Technology Conference sparks innovation Core business delivered solid performance despite auto production headwinds

Highly Focused on Controllables Tailwinds 43 SOPs will contribute to revenue over the next few years Vendor of choice with several important design wins, including key win back Record quarter for professional services Enhanced user experience with launch of cloud services Strong pipeline and healthy backlog Headwinds Continued chip shortage driving lower auto manufacturing production Currency risks Inflation and recession concerns

Strategic Decision to Return Fixed Contracts to Historical Level of Approximately $40M Annually Enhanced clarity into revenue streams and strong underlying business More predictable results that are comparable period to period Mitigate economic pressures as customers seek higher discounts and concessions Transitional year in Fiscal 2023 followed by strong growth in license revenue and earnings potential

Finishing Strong in Fiscal 2022 Convert pipeline of opportunities to strong bookings performance for the full year Maintain strict focus on operational efficiencies Finalize planning on long-term strategy to drive FY23 guidance and multi-year plan CRNC Analyst Day November 29, 2022 | New York City

Financial Summary

In millions, except per share amounts Q3FY21  Actual Results Q2FY22  Actual Results Q3FY22  Actual Results Q3FY22 Guidance Revenue $96.8 $86.3 $89.0 $90 - $94 GAAP Gross Margin 75.4% 71.8% 72.8% 74% - 75% Non-GAAP Gross Margin (1) 79.1% 74.7% 73.7% 75% - 76% GAAP Net (Loss) Income (3) $5.8 ($0.5) ($99.3) $6 - $9  Adjusted EBITDA (1) $38.7 $24.0 $28.5 $26 - $30     Adjusted EBITDA Margin (1) 40.0% 27.9% 32.0% 29% - 32% GAAP Net (Loss) Income per share – diluted (2,3) $0.15 ($0.01) ($2.53) $0.16 - $0.22 Non-GAAP Net Income per share – diluted (1) $0.62 $0.33 $0.43 $0.40 - $0.47 CFFO(d) $1.6 ($3.9) n/a Non-GAAP excludes acquisition-related costs, amortization of acquired intangible assets, restructuring expense, and stock-based compensation.   Refer to the Appendix for more information on GAAP to non-GAAP reconciliations Based on CRNC shares outstanding of 39,313,000 During the third quarter of fiscal 2022, we established a valuation allowance of $107.6 million against our deferred tax assets in the Netherlands, which consist of tax amortizable intellectual property and net operating loss carryforwards. This provision is a non-cash event. CFFO equals GAAP net cash provided by operating activities Fiscal Q3 2022 Results

Detailed GAAP Revenue Breakdown

In millions	Q3FY21	Q4FY21	Q1FY22	Q2FY22	Q3FY22
Total License:	**$50.0**	**$51.4**	**$46.8**	**$46.3**	**$46.4**
Variable[1]	$31.8	$20.8	$21.5	$20.2	$22.3
Total Fixed[2]	$18.2	$25.4	$20.1	$25.6	$23.3
Prepaid (cash upfront)	$18.2	$3.3	-	$5.7	$13.2
Minimum Commitment (no cash upfront)	-	$22.1	$20.1	$19.9	$10.1
Other Markets[3]	-	$5.2	$5.2	$0.5	$0.8
Connected Services:	**$30.2**	**$25.6**	**$28.2**	**$19.3**	**$20.0**
Total New	$14.3	$9.5[4]	$12.2	$11.0	$11.6
Subscription/Usage	$10.6	$9.5[4]	$11.3	$11.0	$9.9
Customer Hosted[5]	$3.7	-	$0.9	-	$1.7
Legacy[6]	$15.9	$16.1	$16.0	$8.3	$8.4
Professional Services	**$16.6**	**$21.1**	**$19.4**	**$20.7**	**$22.6**
Total Revenue:	**$96.8**	**$98.1**	**$94.4**	**$86.3**	**$89.0**

[1] Based on volume shipments of licenses net of the consumption of fixed licenses
[2] Fixed license revenue includes prepaid and minimum commitment deals
[3] Non-automotive revenue

[4] Includes a negative one-time adjustment of $1.7M
[5] Customer Hosted is a software license that allows the customer to take possession of the software and enable hosting by the customer or a third party
[6] Legacy contract is a connected services contract with Toyota acquired by Nuance through a 2013 acquisition

Strong revenue performance in core offset by absence of expected one-time specialty deal and currency impact

License revenue remains solid

Connected services revenue down as expected due to declining legacy contract revenue and expiring contracts

Record professional services revenue, serves as key indicator for future license and connected services growth cerence

© 2022 Cerence Inc.

9

License Business Remains Strong Fiscal Year 2021 Fiscal Year 2021 Fiscal Year 2022 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Fixed Contracts 10.1 17.3 18.2 25.4 20.1 25.6 23.3 Pro Forma Royalties(1) 48.6 47.4 42.9  34.0 39.6 39.7  41.5  Consumption of Fixed Licenses(2) (12.3) (10.3) (11.1) (13.2) (18.0) (19.5) (19.2) Variable (as reported) 36.3 37.1 31.8   20.8  21.6  20.2 22.3  IHS Production (million units) 23.6 20.7 18.8 16.6 21.2 20.0 18.8 ($ millions) Pro forma royalties remain solid without volatility of new fixed contracts and consumption of prior ones Elevated fixed contracts, related consumption rates and customers seeking higher discounts and concessions drive decision to reduce fixed contracts Return to historical levels of approximately $40 million annually will lead to strong license growth in FY24 Expect that in FY25 new fixed contracts will approximate consumption 10 © 2022 Cerence Inc. Pro forma measure of the total value of licenses shipped in a quarter Licenses shipped in the quarter associated with fixed contracts

Fiscal Q4 and Full-Year 2022 Guidance Q4 FY21 Q4 FY22 Guidance FY22 Guidance In millions except per share amounts Actual Low High Low High Revenue $98.1M $52 $58 $322 $328 GAAP Gross Margin 75.4% 52% 57% 70% 70% Non-GAAP Gross Margin (1) 78.1% 54% 59% 72% 72% GAAP Operating Margin 11.0% (49%) (34%) 6% 8% Non-GAAP Operating Margin (1) 37.2% (26%) (13%) 22% 23% GAAP Net (Loss) Income (2) $8.0M ($33) ($26) ($113) ($107) Adjusted EBITDA (1) $38.8M ($11) ($5) $79 $85 Adjusted EBITDA Margin (1) 39.6% (20%) (8%) 25% 26% GAAP EPS – diluted $0.20 ($0.83) ($0.66) ($2.89) ($2.72) Non-GAAP EPS – diluted (1) $0.66 ($0.32) ($0.20) $1.08 $1.18 Non-GAAP excludes acquisition-related costs, amortization of acquired intangible assets, restructuring expense, and stock-based compensation.   Refer to the Appendix for more information on GAAP to non-GAAP reconciliations During the third quarter of fiscal 2022, we established a valuation allowance of $107.6 million against our deferred tax assets in the Netherlands, which consist of tax amortizable intellectual property and net operating loss carryforwards. This provision is a non-cash event.

Q&A

Appendix

License Business Revenue Recognition Type of Contract Description GAAP Revenue Recognition Cash Receipt Variable License applied at production Quarter car is produced. Based on volume Quarter following GAAP revenue recognition Fixed (Pre-Pay) Bulk inventory purchase ($ based) Full value of contract at signing. Volume independent Standard payment terms for full value (upfront payment) Fixed (Minimum Commitment) Commitment to purchase ($ based) in a specified time period. (1 – 5 years) Full value of contract at signing. Volume independent Based on shipment volumes over multiple years The fixed contracts only apply to the license business. If a car is also using our connected services, it will follow the normal billing and revenue recognition process regardless of whether a variable or fixed license was applied. The fixed contracts typically provide the customer with a price discount and can include the conversion of a variable contract that is already in our variable backlog.

Connected and Professional Services Revenue Recognition Connected Services Typical Period GAAP Revenue Recognition Cash Receipt Subscription Term 1 – 5 years Amortized evenly over subscription period Billed/collected full amount at start of subscription period (value added to deferred revenue) Usage Contract1,2 1 – 5 years Recognized at same time of billing based on actual usage Billed every quarter based on actual usage Customer Hosted3 License Quarter in which license is delivered to customer Upon delivery Approximately 30% of new connected revenue is usage based and is primarily with one customer. Usage can be defined by number of active users or number of monthly transactions Customer Hosted is a software license that allows the customer to take possession of the software and enable hosting by the customer or a third-party Professional Services Period GAAP Revenue Recognition Cash Receipt Custom Design Services Ongoing Revenue is recognized over time based upon the progress towards completion of the project Billed/collected on milestone completion

KPI Measures – Definitions Key performance indicators We believe that providing key performance indicators (“KPIs”), allows investors to gain insight into the way management views the performance of the business. We further believe that providing KPIs allows investors to better understand information used by management to evaluate and measure such performance. KPIs should not be considered superior to, or a substitute for, operating results prepared in accordance with GAAP. In assessing the performance of the business during the three months ended June 30, 2022, our management has reviewed the following KPIs, each of which is described below: Percent of worldwide auto production with Cerence technology: The number of Cerence enabled cars shipped as compared to IHS Markit car production data. Average contract duration: The weighted average annual period over which we expect to recognize the estimated revenues from new license and connected contracts signed during the quarter, calculated on a trailing twelve months (“TTM”) basis and presented in years. Repeatable software contribution: The percentage of repeatable revenues as compared to total GAAP revenue in the quarter on a TTM basis. Repeatable revenues are defined as the sum of License and Connected Services revenues. Change in number of Cerence connected cars shipped: The year over year change in the number of cars shipped with Cerence connected solutions. Amounts are calculated on a TTM basis. Growth in billings per car: The rate of growth calculated from the average billings per car based on a trailing twelve month comparison while excluding legacy contract and adjusted for prepay usage.

51% of Worldwide Production Ships with Cerence Technology Initial COVID impact China*, Ukraine crisis 9.8 million units (including 1.9 million connected) 15% YoY Increase in Monthly Active Users 7.7 years Average Contract Duration (TTM) 10% Growth in Billings per Car (TTM YoY)   * Supply chain impact from further COVID lockdowns in Greater China Transactions are defined as the number of initiated user interactions with the company's cloud computing platforms. Refer to previous page for KPI definitions

Non-GAAP Financial Measures – Definitions Discussion of Non-GAAP Financial Measures We believe that providing the non-GAAP information in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP. We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three months ending June 30, 2022 and 2021, our management has either included or excluded the following items in general categories, each of which is described below. Adjusted EBITDA  Adjusted EBITDA is defined as net income attributable to Cerence Inc. before net income (loss) attributable to income tax (benefit) expense, other income (expense) items, net, depreciation and amortization expense, and excluding acquisition-related costs, amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs, net or impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets, if any. From time to time we may exclude from Adjusted EBITDA the impact of events, gains, losses or other charges (such as significant legal settlements) that affect the period-to-period comparability of our operating performance. Other income (expense) items, net include interest expense, interest income, and other income (expense), net (as stated in our Condensed Consolidated Statement of Operations). Our management and Board of Directors use this financial measure to evaluate our operating performance. It is also a significant performance measure in our annual incentive compensation programs.

Non-GAAP Financial Measures – Definitions Restructuring and other costs, net. Restructuring and other charges, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business such as employee severance costs, costs for consolidating duplication facilities, and separation costs directly attributable to the Cerence business becoming a standalone public company. Acquisition-related costs, net. In recent years, we have completed a number of acquisitions, which result in operating expenses, which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure, which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses. These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows: Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third-parties. Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services incurred in connection with acquisition activities, and disputes and regulatory matters related to acquired entities. Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Non-GAAP Financial Measures – Definitions Amortization of acquired intangible assets.  We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets. Non-cash expenses. We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest. These items are further discussed as follow: (i)Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we exclude stock-based compensation from our operating results. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods. ii)Non-cash interest. We exclude non-cash interest because we believe that excluding this expense provides management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. Non-cash interest expense will continue in future periods. Other expenses. We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as other charges (credits), net, losses from extinguishment of debt, and changes in indemnification assets corresponding with the release of pre-spin liabilities for uncertain tax positions.  Adjustments to income tax provision. Adjustments to our GAAP income tax provision to arrive at non-GAAP net income is determined based on our non-GAAP pre-tax income. Additionally, as our non-GAAP profitability is higher based on the non-GAAP adjustments, we adjust the GAAP tax provision to remove valuation allowances and related effects based on the higher level of reported non-GAAP profitability. We also exclude from our non-GAAP tax provision certain discrete tax items as they occur.

Q3 FY22 Reconciliations of GAAP to Non-GAAP Results

(unaudited - in thousands, except per share data)	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Nine Months Ended June 30, 2022	Nine Months Ended June 30, 2021
GAAP revenue	$ 89,041	$ 96,801	$ 269,747	$ 289,106
GAAP gross profit	$ 64,789	$ 72,966	$ 196,962	$ 212,159
Stock-based compensation	722	1,708	3,384	4,945
Amortization of intangible assets	103	1,879	2,879	5,637
Non-GAAP gross profit	$ 65,614	$ 76,553	$ 203,225	$ 222,741
GAAP gross margin	72.8%	75.4%	73.0%	73.4%
Non-GAAP gross margin	73.7%	79.1%	75.3%	77.0%
GAAP operating income	$ 15,777	$ 14,949	$ 44,989	$ 49,836
Stock-based compensation*	6,253	14,710	19,020	42,179
Amortization of intangible assets	2,965	5,059	12,030	15,158
Restructuring and other costs, net*	1,197	1,760	6,586	2,777
Non-GAAP operating income	$ 26,192	$ 36,478	$ 82,625	$ 109,950
GAAP operating margin	17.7%	15.4%	16.7%	17.2%
Non-GAAP operating margin	29.4%	37.7%	30.6%	38.0%
GAAP net (loss) income	$ (99,267)	$ 5,798	$ (80,699)	$ 37,902
Stock-based compensation*	6,253	14,710	19,020	42,179
Amortization of intangible assets	2,965	5,059	12,030	15,158
Restructuring and other costs, net*	1,197	1,760	6,586	2,777
Depreciation	2,314	2,270	6,823	7,118
Total other income (expense), net	(4,050)	(3,087)	(10,950)	(9,069)
Provision for income taxes	110,994	6,064	114,738	2,865
Adjusted EBITDA	$ 28,506	$ 38,748	$ 89,448	$ 117,068
GAAP net (loss) income margin	-111.5%	6.0%	-29.9%	13.1%
Adjusted EBITDA margin	32.0%	40.0%	33.2%	40.5%

* - $4.0 million in stock-based compensation is included in Restructuring and other costs, net

(unaudited - in thousands, except per share data)	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Nine Months Ended June 30, 2022	Nine Months Ended June 30, 2021
GAAP net (loss) income	$ (99,267)	$ 5,798	$ (80,699)	$ 37,902
Stock-based compensation*	6,253	14,710	19,020	42,179
Amortization of intangible assets	2,965	5,059	12,030	15,158
Restructuring and other costs, net*	1,197	1,760	6,586	2,777
Non-cash interest expense	1,327	1,276	3,922	3,730
Indemnification asset release	-	-	1,302	-
Adjustments to income tax expense	104,487	(2,517)	93,768	(22,984)
Non-GAAP net income	$ 16,962	$ 26,086	$ 55,929	$ 78,762
Adjusted EPS:				
GAAP Numerator:				
Net (loss) income attributed to common shareholders - basic and diluted	$ (99,267)	$ 5,798	$ (80,699)	$ 37,902
Non-GAAP Numerator:				
Net income attributed to common shareholders	$ 16,962	$ 26,086	$ 55,929	$ 78,762
Interest on Convertible Senior Notes, net of tax	-	988	3,024	2,965
Net income attributed to common shareholders - diluted	$ 16,962	$ 27,074	$ 58,953	$ 81,727
GAAP Denominator:				
Weighted-average common shares outstanding - basic	39,313	37,825	39,113	37,664
Adjustment for diluted shares	-	1,471	-	1,471
Weighted-average common shares outstanding - diluted	39,313	39,296	39,113	39,135
Non-GAAP Denominator:				
Weighted-average common shares outstanding- basic	39,313	37,825	39,113	37,664
Adjustment for diluted shares	-	6,148	5,046	6,148
Weighted-average common shares outstanding - diluted	39,313	43,973	44,159	43,812
GAAP net (loss) income per share - diluted	$ (2.53)	$ 0.15	$ (2.06)	$ 0.97
Non-GAAP net income per share - diluted	$ 0.43	$ 0.62	$ 1.34	$ 1.87
GAAP net cash (used in) provided by operating activities	$ (3,928)	$ 24,059	$ 2,815	$ 51,068
Capital expenditures	(4,433)	(2,874)	(14,418)	(8,055)
Free Cash Flow	$ (8,361)	$ 21,185	$ (11,603)	$ 43,013

* - $4.0 million in stock-based compensation is included in Restructuring and other costs, net

Free cash flow is net cash provided by operating activities determined in accordance with GAAP less capital expenditures.
Free cash flow is not a measure of cash available for discretionary expenditures.

cerence

© 2022 Cerence Inc.

21

Q4 FY22 and Full Year FY22 Reconciliations of GAAP to non-GAAP Guidance

(unaudited - in thousands)

	Q4 2022 Low	Q4 2022 High	FY2022 Low	FY2022 High
GAAP revenue	$ 52,000	$ 58,000	$ 322,000	$ 328,000
GAAP gross profit	$ 27,200	$ 33,200	$ 224,700	$ 230,700
Stock-based compensation	800	800	3,900	3,900
Amortization of intangible assets	100	100	3,000	3,000
Non-GAAP gross profit	$ 28,100	$ 34,100	$ 231,600	$ 237,600
GAAP gross margin	52%	57%	70%	70%
Non-GAAP gross margin	54%	59%	72%	72%
GAAP operating (loss) income	$ (25,700)	$ (19,700)	$ 19,500	$ 25,500
Stock-based compensation	6,500	6,500	25,600	25,600
Amortization of intangible assets	2,500	2,500	14,500	14,500
Restructuring and other costs, net	3,300	3,300	9,900	9,900
Non-GAAP operating (loss) income	$ (13,400)	$ (7,400)	$ 69,500	$ 75,500
GAAP operating margin	-49%	-34%	6%	8%
Non-GAAP operating margin	-26%	-13%	22%	23%
GAAP net (loss) income	$ (32,800)	$ (26,100)	$ (113,200)	$ (106,500)
Stock-based compensation	6,500	6,500	25,600	25,600
Amortization of intangible assets	2,500	2,500	14,500	14,500
Restructuring and other costs, net	3,300	3,300	9,900	9,900
Depreciation	3,000	3,000	9,800	9,800
Total other income (expense), net	(3,700)	(3,700)	(14,600)	(14,600)
Provision for income taxes	3,300	2,600	118,000	117,300
Adjusted EBITDA	$ (10,500)	$ (4,500)	$ 79,200	$ 85,200
GAAP net (loss) income margin	-63%	-45%	-35%	-32%
Adjusted EBITDA margin	-20%	-8%	25%	26%

cerence

© 2022 Cerence Inc.

22

Q4 FY22 and FY22 Reconciliations of GAAP to Non-GAAP Guidance

(unaudited - in thousands)	Q4 2022 Low	Q4 2022 High	FY2022 Low	FY2022 High
GAAP net (loss) income	$ (32,800)	$ (26,100)	$ (113,200)	$ (106,500)
Stock-based compensation	6,500	6,500	25,600	25,600
Amortization of intangibles	2,500	2,500	14,500	14,500
Restructuring and other costs, net	3,300	3,300	9,900	9,900
Non-cash interest expense	1,400	1,400	5,300	5,300
Indemnification asset release	-	-	1,300	1,300
Adjustments to income tax expense	6,400	4,600	100,300	97,900
Non-GAAP net (loss) income	$ (12,700)	$ (7,800)	$ 43,700	$ 48,000
Adjusted EPS:				
GAAP Numerator:				
Net (loss) income attributed to common shareholders	$ (32,800)	$ (26,100)	$ (113,200)	$ (106,500)
Non-GAAP Numerator:				
Net (loss) income attributed to common shareholders	$ (12,700)	$ (7,800)	$ 43,700	$ 48,000
Interest on Convertible Senior Notes, net of tax	-	-	4,000	4,000
Net (loss) income attributed to common shareholders - diluted	$ (12,700)	$ (7,800)	$ 47,700	$ 52,000
GAAP Denominator:				
Weighted-average common shares outstanding - basic and diluted	39,400	39,400	39,200	39,200
Non-GAAP Denominator:				
Weighted-average common shares outstanding- basic	39,400	39,400	39,200	39,200
Adjustment for diluted shares	-	-	5,000	5,000
Weighted-average common shares outstanding - diluted	39,400	39,400	44,200	44,200
GAAP net (loss) income per share - diluted	$ (0.83)	$ (0.66)	$ (2.89)	$ (2.72)
Non-GAAP net (loss) income per share - diluted	$ (0.32)	$ (0.20)	$ 1.08	$ 1.18

cerence
© 2022 Cerence Inc.
23

Thank you.